Exhibit 5.1

March 25, 2019

Board of Directors
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
321016

Re:	Kandi Technologies Group, Inc.
Registration Statement on Form S-3

Gentlemen:

We have acted as legal counsel to Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (including the prospectus that is a part thereof, the “Registration Statement”), filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement covers the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 7,639,364 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), issued or issuable to the holders of outstanding equity interests of Jinhua An Kao Power Technology Co., Ltd. (“An Kao”) and SC Autosports LLC (f/k/a Sportsman Country, LLC) (“SC Autosports”) as a result of the acquisition by the Company of such equity interests. The Shares will be offered for sale from time to time by the selling stockholders that are named in the prospectus included in the Registration Statement. A total of 3,131,806 of the Shares (the “Earned Shares”) have been issued subject only to the restrictions on transfer required for shares, the issuance of which has not been registered under the Act. A total of 4,507,558 of the Shares (the “Escrowed Shares”) which are also subject to such restrictions have, in addition, been retained by the Company in escrow pending the achievement of certain performance targets by An Kao or SC Autosports, as the case may be.

In connection with this opinion, we have examined the Registration Statement, as well as the original, or photostatic or certified copies, of such records and documents of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

March 25, 2019

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the Delaware General Corporation Law as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that, as of the date hereof, (i) the Earned Shares have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Escrowed Shares have been duly authorized, and upon release from escrow to the named holders thereof in accordance with the terms of the Supplementary Agreement by and between Zhejiang Kandi Vehicles Co., Ltd. and Mr. Wang Xinhuo dated December 12, 2017 or the Membership Interest Transfer Agreement of Sportsman Country, LLC by and between David Shan, Johnny Tai and Kandi Technologies Group, Inc. dated May 31, 2017, as the case may be, such Escrowed Shares will be validly issued, fully paid and nonassessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours, /s/ Pryor Cashman LLP Pryor Cashman LLP